UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): July 24, 2008

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers	3
Item 9.01. Financial Statements and Exhibits	3
Signature(s)	4
Nanophase Technologies Corporation 2008 Long-Term Cash Incentive Plan

Items to be Included in this Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 24, 2008, the Board of Directors of the Company approved and adopted the Nanophase Technologies Corporation 2008 Long-Term Cash Incentive Plan (the “Plan”). The Plan is intended to align the financial incentives of key officers with the financial objectives of the Company’s shareholders.

The Plan will be administered by the Compensation and Governance Committee of the Board of Directors, which will have the sole authority in making all determinations affecting the Plan and its participants. All officers of the Company, including officers who are members of the Board of Directors, will be eligible to be considered by the Committee for participation in the Plan. The Committee will establish the amount of an award, its maturity period and other restrictions at the time an award is granted. When an award has matured, a settlement equal to the amount of the award will be payable in cash.

The foregoing summary of the Plan is qualified in its entirely by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1    Nanophase Technologies Corporation 2008 Long-Term Cash Incentive Plan

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: July 25, 2008	By:	/s/ JESS JANKOWSKI
JESS JANKOWSKI
Chief Financial Officer

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